Morgan Stanley Developing Growth Securities Trust
                     Item 77(o) 10f-3 Transactions
                   October 1, 2002 - March 31, 2003


Secur  Date   Price Share  %of    Total      Purcha   Broker
ity    of     Of    s      Asset  Issued     sed
       Purch  Share Purch  s                 By
       ase    s     ased                     Fund

Advan  12/10  $52.6 28,20  0.384  $451,515,0 0.329%   Credit Suisse
ce     /02    0     0      %      86                  First Boston;
Auto                                                  Lehman
Parts                                                 Brothers;
                                                      Merrill Lynch
                                                      & Co.

Hilm   11/07  $38.1 37,15  0.317  $68,732,40 2.059%   Banc of
Royal  /02    0     0      %      0                   America
&                                                     Securities
Hamil                                                 LLC; Merrill
ton                                                   Lynch & Co.;
                                                      Sandler
                                                      O'Neill &
                                                      Partners,
                                                      L.P.; Cochran,
                                                      Caronia & Co.;
                                                      Davenport &
                                                      Company LLC;
                                                      Ferris, Baker
                                                      Watts
                                                      Incorporated;
                                                      Janney
                                                      Montgomery
                                                      Scott LLC;
                                                      Keefe,
                                                      Bruyette &
                                                      Woods, Inc.

NPS    10/10  $23.9 36,95  0.084  $95,800,00 0.924%   Merrill Lynch
Pharm  /02    5     0      %      0                   & Co.; Salomon
aceut                                                 Smith Barney
icals

Wellc  11/07  $25.0 9,200  0.759  $417,369,5 0.055%   Credit Suisse
hoice  /02    0            %      75                  First Boston;
Inc.                                                  UBS Warburg;
                                                      Bear, Stearns
                                                      & Co. Inc.;
                                                      Goldman, Sachs
                                                      & Co.;
                                                      JPMorgan;
                                                      Salomon Smith
                                                      Barney;
                                                      Blaylock &
                                                      Partners,
                                                      L.P.; The
                                                      Williams
                                                      Capital Group,
                                                      L.P.

AMN    11/12  $17.0 7,300  0.020  $170,000,0 0.073%   Banc of
Healt  /01    0            %      00                  America
hcare                                                 Securities
                                                      LLC; UBS
                                                      Warburg LLC;
                                                      J.P. Morgan
                                                      Securities
                                                      Inc.; Bear,
                                                      Stears & Co.
                                                      Inc.; Credit
                                                      Suisse First
                                                      Boston
                                                      Corporation;
                                                      Deutsche Banc
                                                      Alex Brown
                                                      Inc.; Lehman
                                                      Brothers Inc.;
                                                      Merrill Lynch,
                                                      Pierce, Fenner
                                                      & Smith
                                                      Incorporated,
                                                      Salomon Smith
                                                      Barney Inc.;
                                                      U.S. Bancorp
                                                      Piper Jaffray
                                                      Inc.; Advest,
                                                      Inc.; Robert
                                                      W. baird & Co.
                                                      Incorporated;
                                                      William Blair
                                                      & Company,
                                                      L.L.C.;
                                                      Buckingham
                                                      Research
                                                      Group; First
                                                      Southwest
                                                      Company;
                                                      Gerard Klauer
                                                      Mattison &
                                                      Co., Inc.;
                                                      Jefferies &
                                                      Company, Inc.;
                                                      Legg Mason
                                                      Wood Walker,
                                                      Incorporated;
                                                      Morgan Keegan
                                                      & Company,
                                                      Inc.; Raymond
                                                      James &
                                                      Associates,
                                                      Inc.; SunTrust
                                                      Robinson
                                                      Humphrey;
                                                      Wells Fargo
                                                      Van Kasper